EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement on Form S-1 ("Registration Statement") of our report dated February 15, 2001 relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         PricewaterhouseCoopers LLP
         Hartford, Connecticut

         March 29, 2001